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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) July 30, 2004 (July 29, 2004)


                             AMC ENTERTAINMENT INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                        1-8747                43-1304369
(State or other jurisdiction of        (Commission            (IRS Employer
         incorporation)                File Number)        Identification No.)


                 920 Main Street
              Kansas City, Missouri                              64105
    (Address of principal executive offices)                   Zip Code


               Registrant's telephone number, including area code
                                 (816) 221-4000



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Item 5. Other Events.

         On July 29, 2004, the Company entered into an Agreement and Consent with the holders of its Series A Convertible Preferred Stock (the "Preferred Stock") pursuant to which the Company has agreed to relinquish its right to redeem the Preferred Stock during such time as an "Event of Default" (as such term is defined in the Certificate of Designations for the Preferred Stock) exists and remains uncured and the holders of the Preferred Stock have exercised their right to elect a majority of the board of directors of the Company pursuant to the rights granted by the Certificate of Designations for the Preferred Stock. The Agreement and Consent is attached hereto as Exhibit
99.1 and is incorporated herein by reference.

         As a result, the Company believes that there are no circumstances that would require the Preferred Stock to be redeemed for cash or other assets upon the occurrence of an event which is outside the control of the Company. The Company will continue to classify its Preferred Stock within permanent equity in its financial statements.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

         99.1 Agreement and Consent, dated July 29, 2004, by and among AMC Entertainment Inc. and the Preferred Stockholders named therein.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             AMC ENTERTAINMENT INC.

Date: July 29, 2004                          /s/ Craig R. Ramsey
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                                             Craig R. Ramsey
                                             Executive Vice President and
                                             Chief Financial Officer